
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-1996
<PERIOD-END>                                         DEC-31-1995
<CASH>                                               297,958
<SECURITIES>                                         733,166
<RECEIVABLES>                                        1,756,056<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     246,622<F2>
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                       48,890,956<F3>
<CURRENT-LIABILITIES>                                9,188,992
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           34,979,140
<TOTAL-LIABILITY-AND-EQUITY>                         48,890,956<F4>
<SALES>                                              0
<TOTAL-REVENUES>                                     1,623,527
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                     2,831,282<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   539,524
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                         (5,018,196)<F6>
<EPS-PRIMARY>                                        $(49.68)
<EPS-DILUTED>                                        0

<F1>Included  in  receivables:   Accounts  receivable  $284,439,   Interest
receivable  $8,924,  Notes  receivable  $1,462,693
<F2>Included in current assets: Prepaid insurance $59,438,  Tenant security deposits $93,673, Other current  assets  $93,511
<F3>Included  in total assets is  $33,001,059  of Investments  in Local Limited
Partnerships; Deferred Escrow of $450,000, Rental Property, net, of $12,140,082, Deferred Expenses, net, of $96,100, and Replacement reserves of $169,913.
<F4>Included  in Total  Liabilities and Equity are Advances from General
Partner $611,909, Acquisition Fees payable $450,000, Payables to a developer $317,874, $2,749,784 of long-term debt and $593,217 minority interest in Local Limited Partnerships.
<F5>Included in other expenses:  Asset management fees, related party $333,249,
Bad debt expense $7,696, General and administrative $689,220, Property management fees, related party $31,356, Rental operations, exclusive of depreciation $1,262,437, Depreciation $371,063, and Amortization $136,261
<F6>Net loss reflects  equity in losses of Local Limited  Partnerships of
$3,280,053 and $9,136 of minority interest in losses of Local Limited Partnerships.

